EDITOR: The following information is for immediate release. If you have any questions, please contact John C. Stoddart, Shareholder Relations Officer of First Chester County Corporation at 484-881-4141, or john.stoddart@1nbank.com.
------------------------

                    First Chester County Corporation reports
                         41.7% increase in net earnings
                  and 18.1% increase in total loans and leases

     West Chester, PA _ First Chester County Corporation, parent company of First National Bank of Chester County, announced that the Corporation's net income for the three-months ended September 30, 2004, was $1.43 million, an increase of 41.7% when compared to the three-months ended September 30, 2003. Net income for the nine-months ended September 30, 2004, was $4.44 million, an increase of 13.5% when compared to the nine-months ended September 30, 2003.

     Gross loans and leases grew $92.6 million or 18.1% from $511.2 million at December 31, 2003, to $603.9 million at September 30, 2004. Total deposits grew $114.9 million or 19.9% from $577.3 to $692.2 million during the same time period. President Kevin C. Quinn, stated, "We continue to see outstanding growth in both our Commercial and Commercial Mortgage departments as well as in all of our consumer loan products. The strong demand for our loan products and the corresponding growth has been the driving force behind the increase in earnings."

     During this quarter new corporate branding and marketing campaign was introduced to the public using new print and television advertisements. Chief Executive Officer, John A. Featherman, III said, "This bolder, dynamic new look, along with our new tag line "Answers, Ideas and Access (TM)" reflects our strong commitment to customer service and our ever-expanding ability to help our customers with their financial needs."

     Net income for the three and nine month periods ended September 30, 2004, were impacted by a write-down of foreclosed real estate owned of approximately $158 thousand ($112 thousand after tax). Earnings per share were $0.32 and $0.22 for the three-months ended September 30, 2004, and 2003, respectively and $0.99 and $0.88 for the nine-months ended September 30, 2004 and 2003, respectively.

     The First National Bank of Chester County is the largest independent national bank headquartered in Chester County and provides quality financial services to individuals, businesses, governmental entities, nonprofit organizations, and community service groups.


     This release may contain  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current intentions and expectations. However, because such statements pertain to future events and circumstances, any of the statements could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause future events to vary materially from the results anticipated may be found in the Corporation's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 4,520,970 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations Department at 484-881-4141 or visit our interactive website at www.1nbank.com.

                        First Chester County Corporation
                       SELECTED FINANCIAL DATA (unaudited)


(Dollars in thousands, except per share data)


SELECTED FINANCIAL DATA                                 SEPTEMBER 30,               December 31,
-----------------------
                                                       2004              2003            2003
                                                   ----------        ----------       ---------

Total assets                                       $  828,142        $  687,870       $ 689,210
Gross loans                                           603,865           502,377         511,249
Allowance for loan & lease losses                       6,924             5,473           5,864
Total investment securities                           144,784           138,785         130,729
Deposits                                              692,217           574,175         577,314
Shareholders equity                                    53,416            51,263          51,750
Average assets                                        791,426           673,871         660,230
Average equity                                         52,763            50,377          50,561
Non-accrual loans                                       1,487             4,624           3,093

Trust and Investment Services Division
  Assets under management & custody *                 531,373           518,250         550,217



STATEMENT OF INCOME                               THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
-------------------

                                                       2004              2003             2004             2003
                                                   ----------        ----------       ----------       ----------
Interest income                                    $    9,835        $    8,379       $   27,529       $   24,941
Interest expense                                        2,057             1,721            5,591            5,480
                                                    ---------         ---------        ---------        ---------

Net interest income                                     7,778             6,658           21,938           19,461

Provision for loan losses                                 454               860              810            1,627
                                                    ---------         ---------        ---------        ---------

Net interest income after
  provision for loan losses                             7,324             5,798           21,128           17,834

       Trust and Investment Services revenue              834               825            2,655            2,477
       Service charges on deposit accounts                546               495            1,585            1,540
       Investment securities gains, net                    17               130               70              389
       Operating lease rental income                      227               221              610              669
       Gain / (loss) on sale of premises and other
        real-estate owned                                (149)                -             (101)               -
       Gains and fees on the sale of residential
        mortgages                                          93               131              283              935
       Gains on the sale of credit card portfolio           -                 -               34              306
       Other                                              530               584            1,669            1,635
                                                    ---------         ---------        ---------        ---------

       Non-interest income                              2,098             2,386            6,805            7,951
                                                    ---------         ---------        ---------        ---------

       Salaries and employee benefits                   4,040             3,660           11,900           11,161
       Occupancy, equipment, and data processing        1,332             1,394            3,995            4,105
       Depreciation expense on operating leases           199               172              534              511
       FDIC deposit insurance                              22                23               65               66
       Bank shares tax                                    131               131              388              362
       Professional services                              494               306            1,114              816
       Other                                            1,249             1,058            3,682            3,175
                                                    ---------         ---------        ---------        ---------

       Non-interest expense                             7,467             6,744           21,678           20,196
                                                    ---------         ---------        ---------        ---------

Income before income taxes                              1,955             1,440            6,255            5,589
                                                    ---------         ---------        ---------        ---------

Income Taxes                                              525               431            1,814            1,677
                                                    ---------         ---------        ---------        ---------

Net Income                                         $    1,430        $    1,009       $    4,441       $    3,912
                                                    =========         =========        =========        =========


PER SHARE DATA

Net income per share (Basic)                       $     0.32        $     0.22       $     0.99       $     0.88
Net income per share (Diluted)                     $     0.31        $     0.22       $     0.95       $     0.86
Cash divided declared                              $   0.1375        $   0.1350       $   0.4130       $   0.4050
Book value                                         $    11.82        $    11.35       $    11.82       $    11.35
Average bid/ask                                    $    24.85        $    21.23       $    24.85       $    21.23
Actual shares outstanding                           4,517,792         4,518,465        4,517,792        4,518,465
Basic weighted average shares outstanding           4,511,248         4,489,097        4,507,069        4,462,303

* These assets are managed by the Trust & Investment Services Division of the Bank and are not assets of the Bank or the Corporation.
